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                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of the 24th day of January, 2001, by and between HUGH L. McCOLL, JR. ("Executive") and BANK OF AMERICA CORPORATION, a Delaware corporation ("Bank of America").

                              STATEMENT OF PURPOSE
                              --------------------

         Executive has served as Bank of America's Chief Executive Officer for numerous years and in that role has had primary responsibility for establishing Bank of America's long-term strategic goals. Executive is retiring from his employment with Bank of America effective April 25, 2001 with the consent of the Board of Directors of Bank of America. Bank of America desires to continue to have the benefit of the advice, counsel and services of Executive following his retirement as described herein. In addition, Executive has acquired extensive knowledge of Bank of America's business methods, customers and employees, and the parties therefore desire to restrict the activities of Executive in retirement as set forth herein in an effort to protect Bank of America's legitimate business interests.

         NOW, THEREFORE, in consideration of the foregoing Statement of Purpose and the mutual covenants herein contained, Bank of America and Executive agree as follows:

         1. Consulting Services. During the Term (as defined herein), Executive shall stand ready and shall furnish to Bank of America such reasonable services of an advisory or consulting nature with respect to its business and affairs as Bank of America may reasonably call upon him to furnish and his health and other business commitments may permit, including without limitation the following: (i) consultations regarding Bank of America strategic initiatives, (ii) assistance in the transition of matters that carry over from his term of employment and
(iii) representation as an ambassador of Bank of America to its customers, the financial services industry, the government and other constituencies. In providing services hereunder, the parties acknowledge and agree that (A) Executive shall be available for the Term upon reasonable notice and at reasonable times for periodic consultations, either in person or by telephone,
(B) in performing consulting services hereunder, Executive shall not be an employee of Bank of America but shall act in the capacity of independent contractor, and (C) Executive shall not be required to render such services during reasonable vacation periods or times of illness, disability or other incapacity.

         2.       Noncompetition.

         (a) Definitions. Capitalized terms used herein shall have the meanings set forth below:


                           "Affiliate" means (i) any entity directly or
                  indirectly controlling (including without limitation an entity for which Executive serves as an officer, director, employee, consultant or other agent), controlled by, or under common control with Executive, and (ii) each other entity in which

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                  Executive, directly or indirectly, owns any controlling
                  interest or of which Executive serves as a general partner.

                           "Company" means, collectively, (i) Bank of America,
                  (ii) any corporation, partnership or other business entity that is, directly or indirectly, controlled by or under common control with Bank of America and (iii) their respective successors.

                           "Competition" means Executive's engaging in, or
                  otherwise directly or indirectly being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, agent, stockholder (other than as specifically provided for herein), member, owner or partner of any company or business operation specified below:

                                    (i) any company which is, or is a direct or
                           indirect subsidiary of, one of the twenty-five (25) largest bank holding companies headquartered in the United States (as measured by asset size) or any of the ten largest investment banking companies headquartered in the United States (as measured by capital); or

                                    (ii) any business operation of any company
                           in the financial services industry if such business operation is then in substantial and direct competition with a principal business operation of the Company in which the Company is engaged during the Term and if the financial services company has total revenues of $500 million or more annually.

         (b)      Covenants.

                  (i) Noncompetition. During the Term, Executive shall not engage in Competition with the Company in any locality or region of the United States in which the Company has operations; provided, however, that it shall not be a violation of this paragraph 2(b)(i) for Executive to (A) become the registered or beneficial owner of up to five percent (5%) of any class of the capital stock of a competing corporation registered under the Securities Exchange Act of 1934, as amended, provided that Executive does not actively participate in the business of such corporation until such time as this covenant expires; or (B) engage in any other activities as approved in writing in advance by the Chief Executive Officer of Bank of America.

                  (ii) Trade Secrets and Confidential Information. Executive hereby agrees that he will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose any Trade Secret, as defined hereinafter, that Executive may have acquired during the term of his employment by the Company or during the Term of this Agreement for so long as such
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                           information remains a Trade Secret. The term "Trade
                           Secret" as used in this Agreement shall mean information including, but not limited to, technical or nontechnical data, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and is the subject of reasonable efforts by the Company to maintain its secrecy.

                           In addition to the foregoing and not in limitation thereof, Executive agrees that during the Term he will hold in a fiduciary capacity for the benefit of the Company and shall not directly or indirectly use or disclose, any Confidential or Proprietary Information, as defined hereinafter, that Executive may have acquired (whether or not developed or compiled by Executive and whether or not Executive was authorized to have access to such Information) during the term of, in the course of or as a result of his employment by the Company or during the Term of this Agreement. The term "Confidential or Proprietary Information" as used in this Agreement means any secret, confidential or proprietary information of the Company not otherwise included in the definition of "Trade Secret" above. The term "Confidential and Proprietary Information" does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the Company.

         (c) Reasonable and Necessary Restrictions. Executive acknowledges that the restrictions, prohibitions and other provisions of this paragraph 2 are reasonable, fair and equitable in scope, term and duration, are necessary to protect the legitimate business interests of Bank of America, and are a material inducement to Bank of America to enter into this Agreement. Executive covenants that Executive will not challenge the enforceability of this paragraph 2 nor will Executive raise any equitable defense to its enforcement.

         (d) Remedies. Executive acknowledges that the obligations undertaken by Executive pursuant to this paragraph 2 are unique and that Bank of America likely will have no adequate remedy at law if Executive shall fail to perform any of Executive's obligations hereunder, and Executive therefore confirms that Bank of America's right to specific performance of the terms of this paragraph 2 is essential to protect the rights and interests of Bank of America. Accordingly, in addition to any other remedies that Bank of America may have at law or in equity, Bank of America shall have the right to have all obligations, covenants, agreements and other provisions of this paragraph 2 specifically performed by Executive, and Bank of America shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this paragraph 2 by Executive, and Executive submits to the jurisdiction of the courts of the State of Delaware for this purpose. In addition, in the event Executive breaches any provision of this paragraph 2, Executive shall forfeit and have no right to receive any benefits under this Agreement from and after the date of such breach.
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         (e) Operations of Affiliates. Executive agrees that he will refrain from (i) authorizing any Affiliate to perform or (ii) assisting in any manner any Affiliate in performing any activities that would be prohibited by the terms of this paragraph 2 if they were performed by Executive.

         3. Consideration. During the Term, so long as Executive is complying with the terms and conditions of this Agreement, Bank of America shall provide Executive with the following benefits in consideration of Executive's obligation to be available to and to render advisory and consulting services pursuant to the provisions of paragraph 1 and Executive's covenants set forth in paragraph 2: (i) an office, administrative support and parking at Bank of America's offices in Charlotte, North Carolina; and (ii) access to a Bank of America owned or provided aircraft for personal use for up to one hundred fifty (150) hours per year. In that regard, Executive may bring such number of additional passengers on such aircraft as available seating permits, and Executive need not be one of the passengers. Executive acknowledges that the value of such access to aircraft described in clause (ii) above shall be taxable to Executive in accordance with applicable laws. In addition, Bank of America shall reimburse Executive for any reasonable out-of-pocket business expenses, including travel, lodging and meals, incurred by Executive in performing the services described in paragraph 1 above.

         4. Term. The initial term of the Agreement (the "Initial Term") shall commence as of the effective date of Executive's retirement from Bank of America and shall continue in effect until the fifth anniversary of such retirement. Unless either party provides the other with at least sixty (60) days' advance written notice of termination of the Agreement as of the end of the Initial Term, the Agreement shall thereafter be automatically extended for additional one (1) year periods (each a "Renewal Term") unless, at least sixty (60) days prior to the end of any such Renewal Term, either party provides the other party with written notice of termination to be effective at the end of such Renewal Term. Notwithstanding the foregoing, the Agreement shall automatically terminate in the case of Executive's death or permanent inability due to physical or mental incapacity to provide the services contemplated by this Agreement. For purposes of this Agreement, "Term" means collectively the Initial Term and any Renewal Term.

         5.       Miscellaneous.

         (a) Notice. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by fax or by mail to such address and directed to such person(s) as Bank of America may notify Executive from time to time; and to Executive, at Executive's address as shown on the records of Bank of America, or at such other address as Executive, by notice to Bank of America, may designate in writing from time to time.

         (b) Entire Agreement. This Agreement contains the entire agreement between Bank of America and Executive with respect to the subject matter hereof, and no amendment, modification or cancellation hereof shall be effective unless the same is in writing and executed by the parties hereto (or by their respective duly authorized representatives).

         (c) Applicable Law. This Agreement shall be enforced, interpreted and construed under the laws of the State of Delaware, notwithstanding any conflict-of-laws doctrines of such
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state or any other jurisdiction to the contrary, and without the aid of any canon, custom or rule requiring construction against the draftsman.

         (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, legal representatives, successors and assigns, if any.

         (e) Captions. The captions and headings set forth in this Agreement are for convenience of reference only and shall not be construed as a part of this Agreement.

         (f) Multiple Originals. This Agreement is executed in multiple originals, each of which shall be deemed an original hereof.

         IN WITNESS WHEREOF, Executive has hereunto set his hand and seal, and Bank of America has caused this Agreement to be executed by its duly authorized representative, all as of the day and year first above written.


                                 /s/ Hugh L. McColl, Jr.
                                 ----------------------------------------
                                 Hugh L. McColl, Jr.

                                 "Executive"


                                 BANK OF AMERICA CORPORATION


                                 By: /s/ C. J. Cooley
                                     ------------------------------------
                                     Name: C. J. Cooley
                                          -------------------------------
                                     Title: CORPORATE PERSONNEL EXECUTIVE

                                 "Bank of America"